EXHIBIT 99.1

Terra Tech Presentation Now Available for On-Demand Viewing

Company invites individual and institutional investors as well as advisors to log-

on to VirtualInvestorConferences.com to view presentation

IRVINE, Calif., January 23, 2018 /PRNewswire/ -- Terra Tech Corp. (OTCQX: TRTC), a vertically integrated cannabis-focused agriculture company, today announced that the January 18 presentation from Derek Peterson, Chairman and Chief Executive Officer, is now available for on-demand viewing at VirtualInvestorConferences.com.

LINK: http://tinyurl.com/0118postpr

Terra Tech Corp’s presentation will be available 24/7 for 90 days. Investors and advisors may download shareholder materials from the “virtual trade booth” for the next three weeks.

Recent Company Highlights

•	Terra Tech Corp. received State of California Temporary Authorization to commence adult use cannabis sales in California, starting January 1, 2018.

•	Total revenues generated for the third quarter ended September 2017 were $10.1 million, compared to $7.0 million in the same period in 2016.

•	Expanded retail operations into Santa Ana, Southern California, through the acquisition of the assets of Tech Center Drive Management LLC, which operated The Reserve OC medical cannabis dispensary. Subsequent to the closing, The Reserve was rebranded as a Blüm dispensary.

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About Terra Tech Corp.

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated medical cannabis dispensaries throughout California and medical and adult-use dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada. For more information about Terra Tech Corp visit: http://www.terratechcorp.com/

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Nevada visit: http://letsblum.com

For more information about Blüm Oakland visit: http://blumoak.com/

Visit us on Facebook @ http://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

Follow us on Instagram @socal_IVXX

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For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @ http://www.facebook.com/ivxxbrand?fref=ts

About VirtualInvestorConferences.com

Since 2010, VirtualInvestorConferences.com, created by BetterInvesting (NAIC) and PRNewswire, has been the only monthly virtual investor conference series that provides an interactive forum for presenting companies to meet directly with investors using a graphically-enhanced online platform.

Designed to replicate the look and feel of location-based investor conferences, Virtual Investor Conferences unites PR Newswire's leading-edge online conferencing and investor communications capabilities with BetterInvesting's extensive retail investor audience network.

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) ability to integrate GrowOp Technology Ltd. into its operations as a reporting issuer with the Securities and Exchange Commission, and (vi) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

CONTACTS

Terra Tech Corp.

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

VirtualInvestorConferences.com

John Viglotti

VP, Investor Relations Products and Services

Cision / PR Newswire / MultiVu

+1.201.360.6767

john.viglotti@prnewswire.com

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